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                                  EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 17, 1995, except as to note 12 which is as of May 15, 1995 on the financial statements of Biobottoms, Inc., as of January 29, 1995 and for the year then ended which is incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                   /s/ KPMG Peat Marwick LLP

                                   CERTIFIED PUBLIC ACCOUNTANTS

August 29, 1996




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